SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 15, 2007
Date of Report (Date of earliest event reported)

Agfeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28195	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Qing Lan Avenue
Economic and Technical Development Zone
Nan Chang City, Jiangxi Province
China, 330013

(Address of principal executive offices)

86-0791-2189878

(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report.)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2007, John J. Egan, Jr., Robert N. Masucci and Dr. Lixiang Zhang were appointed to the Board of Directors of Agfeed Industries, Inc. (the “Corporation”). The appointment of Mr. Egan, Mr. Masucci and Dr. Zhang fill vacancies created by the expansion of the Board of Directors from two members to five members.

John J. Egan, Jr., 63, has served as Chief Executive Officer of Egan Bloom & Associates, LLC since October 2004. Prior to that, Mr. Egan served as the Senior Vice President of Raymond James & Associates, a company listed on the New York Stock Exchange that provides full financial institution services throughout the United States, Canada, Europe and Asia, from January 1992 to October 2004. He also served as a Board Member of Raymond James & Associates from 1976 to 1982. Mr. Egan also served as the Chairman of the Philadelphia Stock Exchange from 1998 to 2003. He has served as President of the Board of City Trusts of Philadelphia since 2006, and he has served as a Board Member since 1980. The Board of City Trusts finances and oversees Girard College, Wills Eye Hospital and 120 other Trusts with more than $750 million in total assets. He served on the original Board of the Pennsylvania Intergovernmental Cooperation Authority established by Pennsylvania Governor Tom Ridge as Treasurer overseeing the finances of the City of Philadelphia in the early 1990s. Prior to that, Mr. Egan served as Chairman of the Hospital Authority of Philadelphia from 1981 to 1983. During his service as Chairman, the Authority issued over $1 billion in various bonds. Mr. Egan was the Republican Candidate for the Mayor of Philadelphia in 1983 and 1987.  He also served as the Philadelphia leader for President Reagan’s reelection campaign in 1984. In addition, Mr. Egan served as Governor Rendell’s Finance Chairman when Governor Rendell ran for District Attorney in Philadelphia in 1981. Mr. Egan has served on a variety of non-profit boards including Girard College, Wills Eye Hospital, Variety Club, Catholic Charity Appeal, Health Planning Organization of the Delaware Valley and the Business Leaders Organization for Catholic Schools. Mr. Egan has lived in the Philadelphia area his entire life and attended the University of Pennsylvania.

Robert N. Masucci, 69, has over 45 years of experience in financial, accounting, manufacturing, and distribution management. Since 2002, Mr. Masucci has served as a director of IntriCon Corporation, a company listed on the American Stock Exchange. Mr. Masucci has served as Chairman and has been a principal shareholder of Barclay Brand Ferdon, a material handling distributor, since 1996. Under his leadership, the company’s revenues grew from $15 million to $30 million. Since 1991, Mr. Masucci also has served as Chairman and principal of Montgomery Capital Advisors where he has provided guidance to clients in strategic and operational planning. Prior to that, Mr. Masucci served as CEO of Drexel Industries Inc from 1970 to 1990. At Drexel Industries, he turned this small public company in the material handling business into a highly profitable business that was acquired by a New York Stock Exchange listed company in 1990. Mr. Masucci began his career as a Certified Public Accountant working in the audit department of Arthur Young & Company (predecessor to Ernst & Young). Mr. Masucci also has devoted extensive service to various non-profit boards. He served as a LaSalle University Trustee from 1991 through 2006 and Chair of the LaSalle University Finance Committee from 1996 through 2006. In addition, he served as a Gwynedd Mercy College Trustee from 1988 to 1998. Mr. Masucci earned his Bachelor of Science degree in Accounting from LaSalle University in Philadelphia.

Lixiang Zhang, PhD, 41, is a leading expert in animal nutritional science and management consulting in China. Dr. Zhang is a Professor of Agricultural Management and has served as the Assistant Dean of the College of Agricultural Development at Renmin University of China since July 2003. Prior to that, Dr. Zhang was a PhD candidate in Management Science of the School of Business at Renmin University of China from July 2000 to July 2003. In addition, Dr. Zhang served as the Assistant Dean of the Social Sciences Department of Jinan University and the Director of the Strategic Planning Institute of Jinan University from July 1990 to July 2000. Also, Dr. Zhang served as President of the Magazine House of Public Relations Journal. In 2006, Dr. Zhang was awarded the title of Excellent Teacher by Renmin University. In 2005, he was named a Top Ten Enterprise Strategist by the Chinese government. In 2004, Dr. Zhang was named a Top Ten Best Management Consulting Expert by the Chinese Government. In 2002, he was awarded the top prize for Innovative Management Science by the Chinese Ministry of Commerce. Dr. Zhang has authored over 60 books and articles in the topics of agricultural science and management science. He has conducted management training programs for global companies including SONY, Panasonic, General Motors, Motorola, China Life Insurance, China Telecom among others. Dr. Zhang received a PhD in Management Science from Renmin University in 2003.

On May 17, 2007, Agfeed Industries, Inc. (the “Company”) issued three press releases announcing the appointments each of Messrs. Egan, Masucci and Zhang. The Company’s press releases are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 15, 2007, our Board of Directors approved the following amendments to our Bylaws:

•	Section 2.1 was amended to provide our Board of Directors with flexibility in setting the date of our annual meeting of shareholders;
•
Section 2.4 was amended to delete the requirement that the Corporation provide notice to its shareholders if it indemnifies an officer or director or advances their expenses in connection with any legal proceeding as set forth in Section 5.2 of the Amended and Restated Bylaws;

•
Section 2.5 was amended to reduce the period in which the record date for a shareholders’ meeting can be set from not more than seventy (70) days to not more than sixty (60) days prior to the date on which the meeting or vote will be held and to reduce the period after which a new record date must be established for an adjourned meeting from one hundred twenty (120) days to sixty (60) days;

•	Section 2.14 was amended to limit a shareholder’s right to inspect corporate records to the rights provided in Section 78.105 and 78.257 of the Act;
•	Section 2.17 was deleted so that the Board of Directors can now determine the order of business at any meeting of shareholders;
•	Section 3.4 was amended to require two (2) directors to request a special meeting of the Board of Directors as opposed to one (1) director;
•	Section 3.11 was amended to permit the remaining members of the Board of Directors to fill vacancies on the Board of Directors as opposed to requiring the shareholders to fill these vacancies;
•	Section 3.12 was amended to permit the Board of Directors more flexibility in setting the compensation of members of the Board of Directors for service as directors;
•	Section 6.3 regarding restrictions on transfers of shares of the corporation’s capital stock was deleted as the statute provides these rights;
•	Article IX regarding Emergency Bylaws was deleted as this provision was deemed unnecessary by the Board of Directors; and
•	Various other typographical and formatting changes were approved.

Our original Bylaws are attached as Exhibit 3.1 hereto. A complete copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC

Date: May 17, 2007	By:	/s/ Xiong Junhong

Name: Xiong Junhong Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description

3.1
Bylaws of Wallace Mountain Resources Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 18, 2005).

3.2	Amended and Restated Bylaws of Agfeed Industries, Inc.

99.1	Press Release dated May 17, 2007 announcing the appointment of Robert N. Masucci to the Board of Directors.

99.2	Press Release dated May 17, 2007 announcing the appointment of John J. Egan, Jr. to the Board of Directors.

99.3	Press Release dated May 17, 2007 announcing the appointment of Dr. Lixiang Zhang to the Board of Directors.